-------------------------------------------------------------------
                      BLUE STAR COFFEE, INC.
                       A Nevada Corporation
-------------------------------------------------------------------



                            Exhibit 23

            Consents of Independent Public Accountants

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We do hereby consent to the incorporation by reference, in the Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 of Blue Star Coffee, Inc. on Form 10 - QSB , of our report dated August 13, 2001, on our review of the financial statements of Blue Star Coffee, Inc. as of June 30, 2001 and for the quarter ended June 30, 2001, which report is include in the Quarterly Report Pursuant to Section 13 or 15(g) of the Securities Exchange Act of 1934 on Form 10- QSB.



                              /s/Chavez & Koch, CPA's, Ltd.
                              -----------------------------
                              Chavez & Koch, CPA's, Ltd.

August 13, 2001
Henderson, Nevada